UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 16, 2008

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-119612	20-2446281
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors of Preferred Investment Solutions Corp., the managing owner of World Monitor Trust III – Series J (the “Registrant”), determined that, beginning November 30, 2008, the Registrant’s units of beneficial interest (the “Units”) will no longer be publicly offered and will only be available on a private placement basis to “accredited investors” pursuant to Regulation D under the Securities Act of 1933. This change in the manner in which the Registrant’s Units are offered will have no material impact to current investors as there will be no change in the fees and expenses and redemption terms of the Units or any change in the management and investment strategy and reporting provided to investors of the Registrant.

The only change will be in the method by which the Registrant’s Units will be available, and the increased suitability standard of persons subscribing for Units. Because the Registrant’s Units will be available on a private placement basis, new subscribers (and existing investors making additional subscriptions) must be made by persons that are “accredited investors” as defined in Regulation D under the Securities Act of 1933. Current investors that are not “accredited investors” will not be required to redeem their current Units, but will not be able to purchase additional Units.

For new subscribers, the minimum initial investment will be $25,000 ($10,000 for benefit plan investors (including IRAs)). The minimum additional subscription amount for current investors will be $5,000. A copy of the Notice to Unitholders is filed herewith as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.3	Notice to Unitholders dated October 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MONITOR TRUST III – SERIES J By: Preferred Investment Solutions Corp., its Managing Owner

Date: October 16, 2008	By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and General Counsel